                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   FORM 8-K

                               ----------------

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):     July 27, 1995
                                                     -----------------------



                              HARTMARX CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-8501                     36-3217140
         --------                    ------                     ----------
     (State or other              (Commission               (I.R.S Employer
     jurisdiction of              file number)              Identification No.)
     incorporation or
     organization)


101 North Wacker Drive, Chicago, Illinois                       60606-7389
(Address of Principal Executive Offices)                        (Zip Code)



       Registrant's Telephone Number, including area code: 312 372-6300
                                                          --------------


                                Not Applicable
      ------------------------------------------------------------------
          (Former name or former address, if changed since last year)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         ------------------------------------

         Pursuant to a Stock Purchase Agreement dated as of May 8, 1995 (the "Purchase Agreement"), among Hartmarx Corporation (the "Company"), Kupp Acquisition Corp., a Delaware corporation ("KAC"), and Kuppenheimer Manufacturing Company, Inc., an Ohio corporation ("Kuppenheimer"), on July 27, 1995, the Company sold to KAC all of the outstanding shares of common stock of Kuppenheimer in consideration for $12 million in cash, subject to defined adjustments based on actual working capital at the closing date and an additional $2 million plus interest payable over the next four years. In connection with the Company's ongoing guaranty of a $2.5 million industrial development bond which will be retained by Kuppenheimer, Kuppenheimer issued a separate $2.5 million note for the purchase of associated real estate secured by a first mortgage on that property. The $12 million proceeds received at closing were used to pay down existing borrowings under the Company's Credit Agreement.

         A copy of the Purchase Agreement and a copy of the Company's press release, dated July 27, 1995, relating to the closing of the transaction are attached hereto as Exhibits 2 and 20, respectively, both of which are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         ---------------------------------------------------------
         EXHIBITS.
         --------

              (b) Pro forma financial information

         The pro forma consolidated statement of earnings for the years ended November 30, 1994, 1993 and 1992. The consolidated balance sheet at May 31, 1995 and the consolidated statement of earnings for the three month and six month periods ended May 31, 1995, as presented in the Company's Form 10-Q filed with the Commission on July 14, 1995 reflected the Kuppenheimer operations as a discontinued operation and are incorporated herein by reference.


                        PRO FORMA FINANCIAL INFORMATION

    The following Pro Forma Financial Information is intended to reflect results of operations for the Company's continuing businesses and operations as a result of the Company's decision to sell its Kuppenheimer retail operation and concentrate on its apparel manufacturing and wholesale businesses, assuming that the divestiture had occurred at the beginning of fiscal 1992. The Pro Forma Financial Information presents certain financial data for fiscal 1994, 1993 and 1992 after eliminating from the 1994, 1993 and 1992 Consolidated Financial Statements: (i) the sales and operating results of the Kuppenheimer business sold in 1995 and the Company's other retail businesses sold or discontinued pursuant to the 1992 Restructuring; and (ii) the other adjustments described below. The Pro Forma Financial Information should not be considered in isolation or as a substitute for consolidated financial statements prepared in accordance with generally accepted accounting principles. The Pro Forma Financial Information is not necessarily indicative of the results of operations which would have occurred had these businesses and operations been sold or discontinued for the full 1994, 1993 and 1992 fiscal years, nor is it necessarily indicative of the results of operations which can be expected for any subsequent period. The Pro Forma Financial Information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 1994 Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q for the period ended May 31, 1995.

     The Pro Forma adjustment column reflects the following:

            (i) Sales and operating results of Kuppenheimer for fiscal 1994, 1993 and 1992; sales and operating results of Hartmarx Specialty Stores, Inc. ("HSSI"), a retail specialty store group consisting of approximately 180 stores when sold in September 1992; sales and operating results of the retail business of the Company's Country Miss, Inc. subsidiary which was discontinued during 1992.

           (ii) In fiscal 1992, restructuring charges specifically identified with Kuppenheimer, HSSI and the Country Miss retail operations.

          (iii) In fiscal 1992, approximately $53 million of Company sales to HSSI prior to the date of its sale were excluded from consolidated sales in accordance with generally accepted accounting principles. For the 1992 Pro Forma Financial Information, these sales have been considered as independent sales.

           (iv) Interest expense in each year has been adjusted for the $12 million proceeds received on the sale of Kuppenheimer using the weighted daily average interest rate during each respective year.

            (v) The pro forma adjustment for income taxes in 1994 is zero, as any provision would be fully offset by the reversal of the valuation allowance related to the deferred income tax asset.

                 Pro forma adjustments for income taxes in 1993 and 1992 reflect adjustments to maintain the consolidated tax rate at approximately 3% of the pre-tax income or loss.

                              HARTMARX CORPORATION
                           PRO FORMA INCOME STATEMENT
                          YEAR ENDED NOVEMBER 30, 1994
                                (000'S OMITTED)


                                        AS       PRO FORMA
                                     REPORTED   ADJUSTMENTS   PRO FORMA
Sales                                $717,706      $95,859     $621,847

Licensing and other income              7,412          135        7,277
                                     ----------------------------------
                                      725,118       95,994      629,124
                                     ----------------------------------

Cost of goods sold                    505,564       46,269      459,295

Selling, general and
 administrative expenses              187,765       48,045      139,720
                                     ----------------------------------
                                      693,329       94,314      599,015
                                     ----------------------------------
Earnings before interest, taxes
 and extraordinary charge              31,789        1,680       30,109


Interest expense                       21,214        1,126       20,088
                                     ----------------------------------
Earnings before taxes and
 extraordinary charge                  10,575          554       10,021

Tax benefit                             9,435            -        9,435
                                     ----------------------------------
Earnings before extraordinary
 charge                                20,010          554       19,456

Extraordinary charge, net of $120
 tax benefit                           (3,862)           -       (3,862)
                                     ----------------------------------
Net earnings                         $ 16,148      $   554     $ 15,594
                                     ==================================

Primary and fully diluted
 earnings per share:

 before extraordinary charge            $0.62                     $0.60
                                     ========                  ========
 after extraordinary charge             $0.50                     $0.48
                                     ========                  ========

Average shares outstanding             32,243                    32,243
                                     ========                  ========

                              HARTMARX CORPORATION
                           PRO FORMA INCOME STATEMENT
                          YEAR ENDED NOVEMBER 30, 1993
                                (000'S OMITTED)


                                      AS       PRO FORMA
                                   REPORTED   ADJUSTMENTS   PRO FORMA
Sales                              $731,980     $125,832     $606,148

Licensing and other income            5,980          157        5,823
                                   ----------------------------------
                                    737,960      125,989      611,971
                                   ----------------------------------

Cost of goods sold                  505,179       60,844      444,335

Selling, general and
 administrative expenses            203,502       66,187      137,315
                                   ----------------------------------
                                    708,681      127,031      581,650
                                   ----------------------------------
Earnings (loss) before interest
 and taxes                           29,279       (1,042)      30,321

Interest expense                     22,869        1,178       21,691
                                   ----------------------------------
Earnings (loss) before taxes          6,410       (2,220)       8,630

Tax (provision) benefit                (190)          65         (255)
                                   ----------------------------------
Net earnings                       $  6,220      ($2,155)    $  8,375
                                   ==================================

Primary and fully diluted
 earnings per share                   $0.20                     $0.27
                                   ========                  ========

Average shares outstanding           31,375                    31,375
                                   ========                  ========

                              HARTMARX CORPORATION
                           PRO FORMA INCOME STATEMENT
                          YEAR ENDED NOVEMBER 30, 1992
                                (000'S OMITTED)

                                             AS        PRO FORMA
                                          REPORTED    ADJUSTMENTS   PRO FORMA
Sales                                    $1,053,949   $  369,778    $ 684,171

Licensing and other income                    9,566        6,088        3,478
                                         ------------------------------------
                                          1,063,515      375,866      687,649
                                         ------------------------------------

Cost of goods sold                          703,645      196,445      507,200

Selling, general and
 administrative expenses                    374,785      221,518      153,267

Restructuring charge                        190,800      155,700       35,100
                                         ------------------------------------
                                          1,269,230      573,663      695,567
                                         ------------------------------------
Loss before interest and taxes             (205,715)    (197,797)      (7,918)

Interest expense                             21,135          913       20,222
                                         ------------------------------------
Loss before taxes                          (226,850)    (198,710)     (28,140)

Tax benefit                                   6,605        5,786          819
                                         ------------------------------------
Net loss                                  ($220,245)   ($192,924)    ($27,321)
                                         ====================================

Primary and fully diluted loss
 per share                                   ($8.59)                   ($1.07)
                                         ===========                 ========

Average shares outstanding                   25,629                    25,629
                                         ===========                 ========

            (c)  Exhibits

            Exhibit Number
            --------------

                  2            Stock Purchase Agreement, dated as of
                               May 8, 1995, among Hartmarx Corporation, a
                               Delaware corporation, Kupp Acquisition Corp., a Delaware corporation, and Kuppenheimer Manufacturing Company, Inc., an Ohio corporation

                  20           Press Release, dated July 27, 1995 by
                               Hartmarx Corporation



                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois.


Dated:  August 11, 1995


                                           HARTMARX CORPORATION


                                      By: /s/ Wallace L. Rueckel
                                         ----------------------------
                                              Wallace L. Rueckel,
                                           Executive Vice President,
                                           Chief Financial Officer

                                 EXHIBIT INDEX


                                                     Sequentially
Exhibit Number            Description                Numbered Page
- --------------            -----------                -------------

 2                   Stock Purchase Agreement,
                     dated as of May 8, 1995,
                     among Hartmarx Corporation,
                     a Delaware corporation, Kupp
                     Acquisition Corp., a Delaware
                     corporation, and Kuppenheimer
                     Manufacturing Company, Inc.,
                     an Ohio corporation

20                   Press Release, dated July 27,
                     1995 by Hartmarx Corporation